UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 16, 2022

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).        Emerging growth company     Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

On March 16, 2022, Nuvera Communications, Inc. (“Nuvera” or the “Company”) and CoBank, ACB entered (i) an Agreement Regarding Amendments to Loan Documents and (ii) an Amended and Restated Revolving Loan Promissory Note (the “Agreement”). The Agreements amended the Company’s existing credit facility with CoBank.

Under the Agreements, among other thing, (i) the Company’s revolving loan was increased from $10.0 million to $20.0 million, (ii) the maturity date of the revolving loan was set at June 30, 2022, and (iii) the Company operating subsidiaries listed in Exhibit 10.1 agreed to extend their previous guarantees, security interests and mortgages to cover the increased amount  of the revolving note.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which are attached to this report as Exhibit 10.1 and 10.2, and incorporated by reference into this Item 1.01.

The Company anticipates that it will enter into a new credit facility with CoBank to replace its existing credit facility prior to the June 30, 2022 maturity date of the revolving loan. The new  credit facility will be structured to meet Nuvera’s existing and expected future liquidity and capital resource needs for the next several years.

Section 9 - Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Agreement Regarding Amendments to Loan Documents dated March 16, 2022 between Nuvera Communications, Inc. and CoBank, ACB.
10.2	Amended and Restated Revolving Loan Promissory Note dated March 16, 2022 between Nuvera Communications, Inc. and CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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